Exhibit 10.1

FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made and entered into this 30th day of November, 2017, by and between Raceland QSR, LLC, a Louisiana limited liability company (“Seller”), and Seediv, LLC, a Louisiana limited liability company (“Buyer”), for the purpose of amending that certain Agreement for Purchase and Sale of Real Estate, dated October 4, 2017, by and between Seller and Buyer (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Recitals

WHEREAS, the parties hereto desire to amend certain provisions of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       The first sentence of Section 9 is hereby deleted in its entirety and replaced with the following:

          The Closing of the purchase and sale of the Property (the “Closing”) shall take place in escrow on or before the date which is ninety (90) calendar days after the expiration of the Feasibility Period (the “Closing Date”).

2.       Except as expressly provided herein, the Purchase Agreement shall remain in full force and effect.

3.       This Amendment may be executed in two or more counterparts and delivered electronically, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

4.       The Amendment shall be governed in all respects by the laws in effect in the State of Florida, without regard to the principles of conflicts of law, and for all purposes shall be construed in accordance with such laws.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal the day and year first above written.

SELLER:

RACELAND QSR, LLC

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Manager

BUYER:

SEEDIV, LLC

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

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